EXHIBIT 3(i)(C)



                            ARTICLES OF AMENDMENT TO

                          TELEAUCTIONS OF AMERICA. INC.
                          --------------- ------------


     THE UNDERSIGNED, being all of the directors of TELEAUCTIONS OF AMERICA, INC. do hereby amend the Articles of Incorporation of TELEAUCTIONS OF AMERICA, INC. as follows:

                                    ARTICLE I
                                 CORPORATE NAME

     The name of the Corporation shall be PUMA ENERGY, INC.

     I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on June 22, 1998 and that the number of votes cast was sufficient for approval.

     IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on June 22, 1998.


          /s/ H. Tamer Muftizade
         ----------------------------
         H. TAMER MUFTIZADE, Director


     The foregoing instrument was acknowledged before me on June 22, 1998, by H. TAMER MUFTIZADE, who is personally known to me.

          My commission expires:   Denise I. Cox
          Commission # 1122353
          Notary Public - California
          San Diego County
          My Commission Expires: Jan. 15, 2001
                                                            /s/ Denise I. Cox
                                                            -----------------
                                                            Notary Public


     IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on June 22, 1998.


/s/ Edward W. Blessing
----------------------------
EDWARD W. BLESSING, Director

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     The foregoing  instrument  was  acknowledged  before me on June 23, 1998 by
EDWARD W. BLESSING, who is personally known to me.

          My Commission Expires:
          D. Darlene Bryan
          Notary Public, State of Texas
          My Commission Expires
          Feb. 16, 2001                                     /s/ D. Darlene Bryan
                                                            --------------------
                                                            Notary Public